UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2014

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2014, Wesco Aircraft Holdings, Inc. (the “Company”), Falcon Aerospace Holdings, LLC (the “Selling Stockholder”) and Barclays Capital Inc. (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, 6,000,000 shares of the Company’s common stock. In addition, pursuant to the Underwriting Agreement, the Selling Stockholder has granted the Underwriter an option to purchase up to an additional 900,000 shares of common stock on the same terms and conditions, exercisable within 30 days.

A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 2, 2014, by and among Wesco Aircraft Holdings Inc., Falcon Aerospace Holdings, LLC and Barclays Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 2, 2014, by and among Wesco Aircraft Holdings Inc., Falcon Aerospace Holdings, LLC and Barclays Capital Inc.